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                                                                     Exhibit (p)

                             Eaton Vance Management
                            The Eaton Vance Building
                                255 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054


                                              June 14, 2004

Eaton Vance Floating-Rate Income Trust
The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

      With respect to our purchase from you, at the purchase price of $100,000 of 5,000 shares of beneficial interest, net asset value of $20.00 per share ("Initial Shares") in Eaton Vance Floating-Rate Income Trust, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.

                                               Very truly yours,

                                               EATON VANCE MANAGEMENT


                                               By: /s/ William M. Steul
                                                   ----------------------------
                                                   William M. Steul
                                                   Treasurer and Vice President


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